                            IGEN International, Inc.
                                   Form 10-Q
                    For the Quarter Ended December 31, 1997


                                                                  EXHIBIT 11.1

                Statement Re: Computation of Net Loss Per Share
                     (In thousands, except per share data)

                                                          THREE MONTHS ENDED    NINE MONTHS ENDED
                                                             DECEMBER 31,          DECEMBER 31
                                                         --------------------  --------------------

                                                           1997       1996       1997       1996
                                                         ---------  ---------  ---------  ---------

Average Common Shares Outstanding:.....................  $  15,157  $  14,969  $  15,082  $  14,955
                                                         ---------  ---------  ---------  ---------
                                                         ---------  ---------  ---------  ---------

Net Loss...............................................  $  (3,039) $  (2,237) $  (8,996) $  (5,471)
                                                         ---------  ---------  ---------  ---------
                                                         ---------  ---------  ---------  ---------
Basic and Fully Diluted Net loss per share.............  $    (.20) $    (.15) $    (.60) $    (.37)
                                                         ---------  ---------  ---------  ---------
                                                         ---------  ---------  ---------  ---------

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